certification

Jim Colantino, Principal Executive Officer, and Laura Szalyga, Principal Financial Officer of Two Roads Shared Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                             Principal Financial Officer

Two Roads Shared Trust                                Two Roads Shared Trust

/s/ James Colantino                                         /s/ Laura Szalyga

James Colantino                                              Laura Szalyga

Date: 1/9/2023                                              Date: 1/9/2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Two Roads Shared Trust and will be retained by Two Roads Shared Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.